SIXTH AMENDMENT TO OFFICE LEASE AGREEMENT FOR 837 N. 34TH STREET AND OFFICE LEASE FOR 701 N. 34TH STREET
This SIXTH AMENDMENT TO OFFICE LEASE AGREEMENT FOR 837 N. 34TH STREET AND OFFICE LEASE FOR 701 N. 34TH STREET (this "Agreement") is made and entered into as of the 19th day of November, 2015, by and between FREMONT LAKE UNION CENTER LLC, a Delaware limited liability company ("FLUC") and KR LAKEVIEW, LLC, a Delaware limited liability company ("KR Lakeview") (sometimes referred to herein as the "Landlord"), and TABLEAU SOFTWARE, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    KR Lakeview (as successor in interest to BBK Lake View, LLC, a Delaware limited liability company, itself successor in interest to Michael R. Mastro, a married man as his separate estate), and Tenant are parties to that certain Lease Agreement dated February 19, 2009 ("Office Lease"), as amended by that certain First Amendment to Office Lease Agreement dated as of April 3, 2009 (the "First Amendment"), that certain Second Amendment to Office Lease Agreement dated as of March 24, 2011 (the "Second Amendment"), that certain Third Amendment to Office Lease Agreement dated as of August 22, 2012 (the "Third Amendment"). The Office Lease was further amended by that certain Fourth Amendment to Office Lease dated as of December 11, 2014 (the "Fourth Amendment") which was inadvertently executed by only FLUC (an affiliate of KR Lakeview) on KR Lakeview's behalf, and which is hereby ratified by KR Lakeview pursuant to Section 2 below. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are referred to herein as the "KR Lakeview Lease." Pursuant to the KR Lakeview Lease, KR Lakeview leases to Tenant and Tenant leases from KR Lakeview that certain premises (the "Lakeview Existing Premises") comprising (a) that certain space commonly known as Suite 400 and located on the fourth (4th) floor of that certain building located at 837 N. 34th Street, Seattle, Washington (the "Lakeview Building"), (b) that certain space commonly known as Suite 200 located on the second (2nd) floor of the Lakeview Building, and (c) that certain space commonly known as Suite 210 and located on the second (2nd) floor of the Lakeview Building.
B.    Pursuant to the terms of the Fourth Amendment, the following space was also leased to Tenant (which shall be leased by Tenant from FLUC pursuant to the "Plaza Lease," as that term is defined in Section 2 below): (a) that certain space commonly known as Suite 100A located on the first (1st) floor of that certain building located at 701 N. 34th Street, Seattle, Washington (the "Plaza Building"), (b) that certain space commonly known as Suite 300 and located on the third (3rd) floor of the Plaza Building, (c) that certain space commonly known as Suite 230 and located on the second (2nd) floor of the Plaza Building. Pursuant to the terms of that certain Fifth Amendment to Office Lease Agreement dated as of March 4, 2015 (the "Fifth Amendment"), that certain space commonly known as Suite 400 and located on the fourth (4th) floor of the Plaza Building was also leased to Tenant from FLUC. The locations identified in items (a) through (c) above leased pursuant to the Fourth Amendment, and the location leased pursuant to the Fifth Amendment, are referred to herein collectively as the "Plaza Existing Premises". The Lakeview Existing Premises and the Plaza Existing Premises shall collectively be referred to herein as the "Existing Premises."
C.    The parties hereby acknowledge and agree that the Fourth Amendment and the Fifth Amendment erroneously referred to FLUC as the successor-in-interest to KR Lakeview (as opposed to an affiliate of KR Lakeview) and in connection with such erroneous reference, FLUC was erroneously referred to as the "Landlord" of the Lakeview Building, and therefore the only "Landlord" of the Project. Notwithstanding the foregoing, and where “landlord” is used to mean “lessor”, (i) KR Lakeview is and from the date of the Fourth Amendment has been the "landlord" of the Lakeview Building, and (ii) FLUC is and from the date of the Fourth Amendment has been the "landlord" of the Plaza Building and the Waterfront Building.
D.    The parties desire to enter into this Agreement in order to (i) correct and clarify the ownership of the Lakeview Building by KR Lakeview and the Plaza Building by FLUC (as set forth in Recital B above and Section 2 below), (ii) create the Plaza Lease pertaining to Tenant's lease of the Plaza Existing Premises from FLUC per the terms of Section 2 below, (iii) expand the Plaza Existing Premises to include that certain space commonly known as Suite 100 and located on the first (1st) floor of the Plaza Building (the "Suite 100 Expansion Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and (iv) amend the KR Lakeview Lease and the Plaza Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the KR Lakeview Lease and the Plaza Lease unless expressly superseded by the terms of this Agreement.
2.    Correction of Landlord Entity. The parties hereby acknowledge and agree that the Fourth Amendment and the Fifth Amendment erroneously referred to FLUC as the successor-in-interest to KR Lakeview (as opposed to an affiliate of KR Lakeview) and in connection with such erroneous reference, FLUC was erroneously referred to as the "Landlord" of the Lakeview Building, and therefore the only "Landlord" of the Project. Based upon the foregoing, the parties further acknowledge and agree that, retroactive to the date of the full execution and delivery of the Fourth Amendment, and where “landlord” is used to mean “lessor”, (i) KR Lakeview is and from the date of the Fourth Amendment has been the "landlord" of the Lakeview Building, (ii) FLUC is and from the date of the Fourth Amendment has been the "landlord" of the Plaza Building and the Waterfront Building, (iii) it was the intent of both Landlord and Tenant that KR Lakeview enter into and be bound by the terms of the Fourth Amendment applicable to the Lakeview Building, and, accordingly, KR Lakeview hereby ratifies the terms of the Fourth Amendment and the applicable portions thereof that amend the KR Lakeview Lease, (iv) notwithstanding the inadvertent execution of the Fourth Amendment by FLUC only (as an affiliate of KR Lakeview), KR Lakeview has at all times following the effective date of the Fourth Amendment, been bound, and shall remain bound, by the terms and provisions of the Fourth Amendment as though KR Lakeview had initially entered into the Fourth Amendment in addition to FLUC, (v) FLUC and Tenant hereby retroactively create a new lease to govern Tenant's lease of the Plaza Existing Premises, the terms of which Plaza Lease shall be on all the terms of the KR Lakeview Lease which are incorporated herein, as amended by the Fifth Amendment and this Agreement, except insofar as such terms relate exclusively to the Lakeview Building (collectively, the "Plaza Lease"), and, accordingly, FLUC leases to Tenant and Tenant leases from FLUC the Plaza Existing Premises pursuant to the terms of the Plaza Lease, and FLUC agrees to be bound by the terms set forth therein.
3.    Modification of Premises.
3.1.    Condition Precedent. FLUC and Tenant hereby acknowledge that the Suite 100 Expansion Premises is currently leased by Adobe Systems Incorporated, a Delaware corporation ("Adobe") pursuant to that certain lease dated October 31, 1996, by and between The Quadrant Corporation, a Washington corporation (as predecessor-in-interest to FLUC) and Adobe, as modified by the First Amendment to Lease dated February 10, 1998, the Second Amendment to Lease dated October 1, 2007 and the Third Amendment to Lease dated June 7, 2010 (collectively, the "Suite 100 Lease"), which Suite 100 Lease has a lease term expiring after the anticipated "Suite 100 Expansion Commencement Date" (as that term is defined in Section 3.2 below). Accordingly, notwithstanding the full execution and delivery of this Agreement by FLUC and Tenant, Tenant's right (and FLUC's obligations) under this Agreement to lease the Suite 100 Expansion Premises as set forth in this Agreement is expressly conditioned upon the full execution and delivery of a lease termination agreement by FLUC and Adobe on terms and conditions which shall be acceptable to FLUC in its sole and absolute discretion pertaining to the early termination of the Suite 100 Lease (the "Condition Precedent"). FLUC shall have no liability whatsoever to Tenant relating to or arising from FLUC's inability or failure to cause the Condition Precedent to be satisfied. In the event the Condition Precedent is not satisfied on or before October 15, 2015, then all terms and provisions in this Agreement pertaining to the Suite 100 Expansion Premises, shall automatically be deemed null and void, and of no further force or effect; provided, however, if the Condition Precedent is timely satisfied, then the terms and provisions in this Agreement pertaining to the Suite 100 Expansion Premises and to Suite 100A shall continue in full force and effect.

3.2.    Suite 100 Expansion Premises. Effective as of the Suite 100 Expansion Commencement Date, Tenant shall lease from FLUC and FLUC shall lease to Tenant the Suite 100 Expansion Premises on the terms set forth in this Agreement. Consequently, effective upon the Suite 100 Expansion Commencement Date, the Plaza Existing Premises shall be increased to include the Suite 100 Expansion Premises. FLUC and Tenant hereby acknowledge and agree that the rentable square footage of the Suite 100 Expansion Premises shall be deemed to be 14,158 rentable square feet of space (determined in accordance with Office Buildings: Standard Methods of Measurement and Calculating Rentable Area – 2010 (Method A) (ANSI/BOMA Z65.1-2010), and its accompanying guidelines (collectively, “BOMA”)). The parties hereby acknowledge that such addition of the Suite 100 Expansion Premises (a) to the Existing Premises shall, effective as of the Suite 100 Expansion Commencement Date, increase the size of the premises in the Lakeview Building and the Plaza Building to 158,748 rentable square feet, and (b) to the Plaza Existing Premises shall increase the size of the premises in the Plaza Building to 103,974 rentable square feet. The Existing Premises and the Suite 100 Expansion Premises shall be referred to hereinafter collectively as the "Premises". For purposes of this Agreement, the "Suite 100 Expansion Commencement Date" shall be the day immediately following the date upon which the Suite 100 Lease terminates (subject to the terms set forth in Section 3.1 above), which Suite 100 Expansion Commencement Date is anticipated to be March 1, 2016 (with an anticipated termination date of the 100 Lease of February 29, 2016). Tenant hereby acknowledges that as the Suite 100 Expansion Premises are currently occupied by Adobe, FLUC shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Suite 100 Expansion Premises to Tenant on any particular date as a result of Adobe's failure to vacate and surrender the Suite 100 Expansion Premises or any part thereof.
4.    Lease Term.
4.1.    Suite 100 Expansion Term. The Lease Term of Tenant's lease of the Suite 100 Expansion Premises (the "Suite 100 Expansion Term") shall commence on the Suite 100 Expansion Commencement Date and shall expire coterminously with Tenant's lease of the Existing Premises on the "New Lease Expiration Date" (as that term is defined in Section 3 of the Fourth Amendment) (i.e., August 31, 2024), unless sooner terminated as provided in the Plaza Lease. At any time during the Suite 100 Expansion Term, FLUC may deliver to Tenant a notice in the form as set forth in Exhibit C attached hereto, (which notice may also include an updated Monthly Base Rent schedule), as a confirmation only of the information set forth therein with respect to the Suite 100 Expansion Term (or Monthly Base Rent payable through the New Lease Expiration Date), which, provided such information is correct, Tenant shall execute and return to FLUC within ten (10) business days of receipt thereof.
4.2.    Option Term. Notwithstanding any provision to the contrary contained in the KR Lakeview Lease or the Plaza Lease, FLUC or KR Lakeview, as applicable, hereby acknowledges that the option right set forth in Section 11 of the Fourth Amendment shall also apply to the Suite 100 Expansion Premises, provided that Tenant exercises such option with respect to the entire Premises (i.e., the Plaza Existing Premises, the Lakeview Existing Premises and the Suite 100 Expansion Premises).
5.    Base Rent.
5.1.    Existing Premises. Notwithstanding anything to the contrary in the KR Lakeview Lease, as hereby amended, or the Plaza Lease, Tenant shall continue to pay to KR Lakeview the Monthly Base Rent for the Lakeview Existing Premises in accordance with the terms of the KR Lakeview Lease, and FLUC the Monthly Base Rent for the Plaza Existing Premises in accordance with the terms of the Plaza Lease.
5.2.    Suite 100 Expansion Premises. Commencing on the Suite 100 Expansion Commencement Date and continuing throughout the Suite 100 Expansion Term, Tenant shall pay to FLUC monthly installments of Monthly Base Rent for the Suite 100 Expansion Premises as follows, but otherwise in accordance with the terms of the Plaza Lease:

Period During the Suite 100 Expansion Term	Annualized Monthly Base Rent for the Suite 100 Expansion Premises*	Monthly Base Rent for the Suite 100 Expansion Premises*	Annual Rental Rate per Rentable Square Foot of the Suite 100 Expansion Premises*
Suite 100 Expansion Commencement Date – June 30, 2016	$481,372.00	$40,114.33	$34.00
July 1, 2016 – June 30, 2017	$495,813.16	$41,317.76	$35.02**
July 1, 2017 – June 30, 2018	$510,687.55	$42,557.30	$36.07**
July 1, 2018 – June 30, 2019	$526,008.18	$43,834.02	$37.15**
July 1, 2019 – June 30, 2020	$541,788.43	$45,149.04	$38.27**
July 1, 2020 – June 30, 2021	$558,042.08	$46,503.51	$39.42**
July 1, 2021 – June 30, 2022	$574,783.34	$47,898.61	$40.60**
July 1, 2022 – June 30, 2023	$592,026.84	$49,335.57	$41.82**
July 1, 2023 – June 30, 2024	$609,787.65	$50,815.64	$43.07**
July 1, 2024 – August 31, 2024	$628,081.28	$52,340.11	$44.36**
* The initial Annualized Monthly Base Rent for the Suite 100 Expansion Premises amount was calculated by multiplying the initial Annual Rental Rate per Rentable Square Foot of the Suite 100 Expansion Premises amount by the number of rentable square feet of space in the Suite 100 Expansion Premises, and the initial Monthly Base Rent for the Suite 100 Expansion Premises amount was calculated by dividing the initial Annualized Monthly Base Rent for the Suite 100 Expansion Premises amount by twelve (12). Both Tenant and FLUC acknowledge and agree that multiplying the Monthly Base Rent for the Suite 100 Expansion Premises amount by twelve (12) does not always exactly equal the Annualized Monthly Base Rent for the Suite 100 Expansion Premises amount. In all subsequent Monthly Base Rent payment periods during the Lease Term commencing on July 1, 2016, the calculation of each Annualized Monthly Base Rent for the Suite 100 Expansion Premises amount reflects an annual increase of three percent (3%) and each Monthly Base Rent for the Suite 100 Expansion Premises amount was calculated by dividing the corresponding Annualized Monthly Base Rent for the Suite 100 Expansion Premises amount by twelve (12).
** The amounts identified in the column entitled "Annual Rental Rate per Rentable Square Foot of the Suite 100 Expansion Premises" are rounded amounts and are provided for informational purposes only.

On or before the Suite 100 Expansion Commencement Date, Tenant shall pay to FLUC the Monthly Base Rent payable for the Suite 100 Expansion Premises for the first full month of the Suite 100 Expansion Term.
6.    Tenant's Share of Operating Expenses.
6.1.    Plaza Existing Premises. Tenant shall continue to pay Tenant's Pro Rata Share of Operating Expenses in connection with the Plaza Existing Premises in accordance with the terms of the Plaza Lease.
6.2.    Suite 100 Expansion Premises. With respect to Tenant's payment of Operating Expenses for the Suite 100 Expansion Premises, commencing on the Suite 100 Expansion Commencement Date, and continuing throughout the Suite 100 Expansion Term, Tenant shall pay to FLUC Tenant's Pro Rata Share of Operating Expenses in connection with the Suite 100 Expansion

Premises which arise or accrue during such period in accordance with the terms of Article 9 of the Plaza Lease, provided that with respect to the calculation of Tenant's Pro Rata Share of Operating Expenses in connection with the Suite 100 Expansion Premises, Tenant's Pro Rata Share shall equal 10.19%.
7.    Suite 100 Expansion Improvements. Except as specifically set forth in the Work Letter attached hereto as Exhibit B (the "Work Letter"), FLUC shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 100 Expansion Premises, and Tenant shall accept the Suite 100 Expansion Premises in its presently existing, "as-is" condition, provided that the Suite 100 Expansion Premises shall be delivered broom clean and free and clear of personal property, and the foregoing shall be subject to FLUC's ongoing maintenance, repair, indemnification and compliance with law (including with respect to hazardous materials) obligations as set forth in the Plaza Lease, as amended. Further, Tenant acknowledges that neither FLUC nor any agent of FLUC has made any representation or warranty regarding the condition of the New Expansion Premises or with respect to the suitability of the same for the conduct of Tenant's business.
8.    Parking. Effective as of the Suite 100 Commencement Date and continuing throughout the Suite 100 Expansion Term, Tenant shall be entitled to rent up to thirty-three (33) unreserved parking passes in connection with Tenant's lease of the Suite 100 Expansion Premises (the "Suite 100 Expansion Parking Passes"), at the prevailing rates established by FLUC from time to time. During the Suite 100 Expansion Term, Tenant shall have an ongoing right to change the number of Suite 100 Expansion Parking Passes rented pursuant to this Section 8 upon at least thirty (30) days prior written notice to FLUC, provided that in no event shall Tenant be entitled to rent more than the number of Suite 100 Expansion Parking Passes provided for herein in connection with the Suite 100 Expansion Premises. Subject to the foregoing, Tenant shall pay to FLUC (or its designee) for all Suite 100 Expansion Parking Passes it uses from time to time, on a monthly basis, the prevailing rate charged from time to time at the location of such Suite 100 Expansion Parking Passes, plus any taxes imposed by any governmental authority in connection with the renting of such Suite 100 Expansion Parking Passes by Tenant or the use of the parking facility by Tenant. Except as set forth in this Section 8, Tenant shall lease the Suite 100 Expansion Parking Passes in accordance with the Plaza Lease.
9.    Security Deposit. Notwithstanding anything in the KR Lakeview Lease or the Plaza Lease to the contrary, the total Security Deposit held by Landlord pursuant to the KR Lakeview Lease and the Plaza Lease collectively, as set forth below and amended hereby, shall equal Four Hundred Seventy-Eight Thousand Nine Hundred Ninety-Seven and 37/100 Dollars ($478,997.37). The parties acknowledge that, in accordance with the KR Lakeview Lease and the Plaza Lease, Tenant has previously delivered the sum of Four Hundred Twenty-Six Thousand Six Hundred Fifty-Seven and 26/100 Dollars ($426,657.26) (the "Existing Security Deposit") to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the KR Lakeview Lease and the Plaza Lease. Concurrently with Tenant's execution of this Agreement, in connection with the Suite 100 Expansion Premises Tenant shall deposit with Landlord an amount equal to Fifty-Two Thousand Three Hundred Forty and 11/100 Dollars ($52,340.11) to be held by Landlord as a part of the Security Deposit, for a total Security Deposit of Four Hundred Seventy-Eight Thousand Nine Hundred Ninety-Seven and 37/100 Dollars ($478,997.37). The parties hereby acknowledge and agree that all or any portion of the Security Deposit may be applied to a default under the KR Lakeview Lease, the Plaza Lease, or both.
10.    Right of First Offer. Effective as of the date of this Agreement, the Suite 100 Expansion Premises shall no longer be part of the First Offer Space.
11.    Tenant's Lease of Suite 100A. FLUC and Tenant hereby acknowledge and agree that notwithstanding the outside date for the Condition Precedent set forth in Section 2.2.4.1 of the Fourth Amendment has passed, that the terms of the Fourth Amendment with respect to Suite 100A shall remain in full force and effect, and Tenant shall lease Suite 100A pursuant to the terms set forth in the Fourth Amendment.
12.    Tenant's Lease of Suite 400. FLUC and Tenant hereby acknowledge and agree that the Suite 400 Commencement Date (as that term is defined in the Fifth Amendment) occurred on July 1, 2015.

13.    Plaza Building Signage. Notwithstanding any provision to the contrary contained in the Lease, FLUC hereby agrees to remove the existing Building top sign located on the Plaza Building and thereafter, provided that (i) the Tenant originally named herein (the "Original Tenant"), leases from FLUC, and is in occupancy, of no less than the entire 103,974 rentable square feet of Tenant's space in the Plaza Building, and (ii) Original Tenant is not then in default of the Plaza Lease, as amended (beyond the applicable notice and cure period set forth in the Plaza Lease, as amended), then Landlord shall not have the right to grant any other tenant, occupant or other party the right to Building top signage, or eyebrow signage or on the Plaza Building; provided that Landlord (and any of Landlord's affiliates, successors and assigns) shall have the right to install Building top, or eyebrow on the Plaza Building identifying the name and/or logo of Landlord (or the applicable affiliate, successor or assign). The rights contained in this Section 13 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in the Plaza Lease, as amended).
14.    Broker. The parties hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement other than Flinn Ferguson (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 14 shall survive the expiration or earlier termination of the term of the KR Lakeview Lease and the Plaza Lease, as hereby amended.
15.    No Further Modification. Except as set forth in this Agreement, all of the terms and provisions of the Plaza Lease shall apply with respect to the Suite 100 Expansion Premises and shall remain unmodified and in full force and effect.
[signatures contained on following page]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

"LANDLORD"
FREMONT LAKE UNION CENTER LLC,
a Delaware limited liability company
By: KILROY REALTY, L.P.,
   a Delaware limited partnership
   Its Sole Member

By: Kilroy Realty Corporation,
a Maryland corporation,
doing business in the State of Washington as Kilroy Realty Northwest Corporation
its General Partner

By: /s/ J. Michael Shields
Name: J. Michael Shields
Its: Sr. Vice President
By: /s/ Robert E. Palmer
Name: Robert E. Palmer
Its: Senior Vice President, Operations
KR LAKEVIEW, LLC,
a Delaware limited liability company
By: Kilroy Realty, L.P.,
a Delaware limited partnership
Its Sole Member
   By: Kilroy Realty Corporation,
a Maryland Corporation
doing business in the State of Washington as Kilroy Realty
   Northwest Corporation,
   Its General Partner

By: /s/ J. Michael Shields
Name: J. Michael Shields
Its: Sr. Vice President
By: /s/ Robert E. Palmer
Name: Robert E. Palmer
Its: Senior Vice President, Operations

"TENANT"	TABLEAU SOFTWARE, INC., a Delaware corporation By: /s/ Thomas Walker Name: Thomas Walker Its: CFO By: /s/ Keenan Conder Name: Keenan M Conder Its: VP & General Counsel

NOTARY PAGES

STATE OF Washington	)
) ss.
COUNTY OF King	)
I certify that I know or have satisfactory evidence that Thomas Walker is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the CFO of TABLEAU SOFTWARE, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: December 4, 2015
/s/ Kristin A. Garcia

(Signature)
(Seal or stamp)
Title: Notary Public
Notary Public in and for the State of Washington
My appointment expires: May 19, 2017

STATE OF Washington	)
) ss.
COUNTY OF King	)
I certify that I know or have satisfactory evidence that Keenan Conder is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the VP & General Counsel of TABLEAU SOFTWARE, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: December 2, 2015
/s/ Jill E Goffe

(Signature)
(Seal or stamp)
Title: Notary Public
Notary Public in and for the State of Washington
My appointment expires: August 23, 2016

STATE OF Washington	)
) ss.
COUNTY OF King	)
I certify that I know or have satisfactory evidence that J Michael Shields is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Sr Vice President of KILROY REALTY CORPORATION, a Maryland corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: December 14, 2015
/s/ Michelle N. Clingingsmith

(Signature)
(Seal or stamp)
Title: Leasing & Marketing Assoc.
Notary Public in and for the State of Washington
My appointment expires: September 29, 2019

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)
On December 16, 2015, before me, Michael Anthony Hunter, a Notary Public, personally appeared Robert Palmer, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature /s/ Michael Anthony Hunter (Seal)

STATE OF Washington	)
) ss.
COUNTY OF King	)
I certify that I know or have satisfactory evidence that J Michael Shields is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Sr Vice President of KILROY REALTY CORPORATION, a Maryland corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: December 14, 2015
/s/ Michelle N. Clingingsmith
(Signature)
(Seal or stamp)
Title: Leasing & Marketing Assoc.
Notary Public in and for the State of Washington
My appointment expires: September 29, 2019

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)
On December 16, 2015, before me, Michael Anthony Hunter, a Notary Public, personally appeared Robert Palmer, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature /s/ Michael Anthony Hunter (Seal)

EXHIBIT A
FREMONT LAKE UNION CENTER
OUTLINE OF SUITE 100 EXPANSION PREMISES

EXHIBIT B
FREMONT LAKE UNION CENTER
WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of improvements in the Suite 100 Expansion Premises in connection with this Agreement. This Work Letter is essentially organized chronologically and addresses the issues of the construction of improvements in the Suite 100 Expansion Premises, in sequence, as such issues will arise during the actual construction of the Suite 100 Expansion Premises. All references in this Work Letter to Articles or Sections of "this Amendment" shall mean the relevant portion of Sections 1 through 13 of the Agreement to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Work Letter. All references to “Landlord” refer to Fremont Lake Union Center LLC, which may also be referred to as “FLUC”.
SECTION 1

INTENTIONALLY OMITTED

SECTION 2

IMPROVEMENTS
2.1    Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance for the Suite 100 Expansion Premises in the amount of Three Hundred Ninety-Three Thousand Eight Hundred Seventy-Five and 56/100 Dollars ($393,875.56) (i.e., Twenty-Seven and 82/100 Dollars ($27.82) per rentable square foot of the Suite 100 Expansion Premises) for the costs relating to the design and construction of the improvements, which are permanently affixed to the Suite 100 Expansion Premises (collectively, the "Improvements"). In no event shall FLUC be obligated to pay a total amount which exceeds the Improvement Allowance. Notwithstanding the foregoing or any contrary provision of the Plaza Lease, as amended, all Improvements shall be deemed FLUC's property under the terms of the Plaza Lease, as amended. FLUC shall retain (and Tenant shall have no further right to) any unused portion of the Improvement Allowance which remains as of the date which is one (1) year following the Suite 100 Expansion Commencement Date.
2.2    Disbursement of the Improvement Allowance.
2.2.1    Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by FLUC (each of which disbursements shall be made pursuant to FLUC's disbursement process, including, without limitation, FLUC's receipt of invoices or other commercially reasonable documentation for all costs and fees described herein) only for the following items and costs (collectively the "Improvement Allowance Items"):
2.2.1.1      Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Work Letter, not exceed an aggregate amount equal to Two and 50/100 Dollars ($2.50) per rentable square foot of the Suite 100 Expansion Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, FLUC and FLUC's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Work Letter;
2.2.1.2      The payment of plan check, permit and license fees relating to construction of the Improvements;
2.2.1.3      The cost of construction of the Improvements, including, without limitation, testing and inspection costs, demolition, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4      The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.5      The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the "Code");
2.2.1.6      The cost of the "Coordination Fee," as that term is defined in Section 4.2.2.1 of this Work Letter, together with any third-party costs reasonably incurred by FLUC to obtain Tenant Deliverables to the extent Tenant fails to timely satisfy its obligations related thereto in accordance with the terms of this Work Letter;
2.2.1.7      Sales and use taxes; and
2.2.1.8      All other costs to be expended by FLUC and Tenant in connection with the construction of the Improvements.
2.2.2    Disbursement of Improvement Allowance. Tenant acknowledges that FLUC is part of a publicly traded real estate investment trust (“REIT”), and due to such REIT status FLUC is required to satisfy certain tax and accounting requirements and related obligations in connection with the leases at the Building. In order to satisfy such requirements and obligations in connection with this Lease, FLUC requires various construction-related deliverables to be timely submitted by Tenant to FLUC (“Tenant Deliverables”) at designated times prior to, during and immediately following the construction of the Improvements by Tenant, and Tenant hereby agrees to timely comply with all such Tenant Deliverable obligations. The Tenant Deliverables and related delivery deadlines are set forth in this Work Letter and in Schedule 1 attached hereto and incorporated herein by this reference. Notwithstanding any contrary provision of this Work Letter or Schedule 1, a complete set of all Tenant Deliverables shall have been delivered to FLUC no later than the date which is one (1) year following the full execution and delivery of this Sixth Amendment by Landlord and Tenant.
Prior to the commencement of construction of the Improvements, Tenant shall deliver all of the Tenant Deliverables set forth in Section 1 of Schedule 1 (i.e., the “Prior to Start of Construction” category of Tenant Deliverables) to FLUC. Certain of the Tenant Deliverables set forth in Section 1 of Schedule 1 are further addressed with more specific provisions in this Work Letter.
Following the construction of the Improvements, FLUC shall make one (1) disbursement of the Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows.
2.2.2.1      Disbursement. Subject to the provisions of this Work Letter, a check for the Improvement Allowance (or so much thereof as Tenant is entitled to) payable to Tenant shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Improvements, provided that (i) Tenant has delivered to FLUC invoices marked as having been paid from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Work Letter, for labor rendered and materials delivered to the Suite 100 Expansion Premises; (ii) Tenant has delivered to FLUC executed unconditional mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by FLUC, of applicable laws; (iii) FLUC has determined that the Improvements are in compliance with the "Approved Working Drawings," as that term is defined in Section 3.4 below, and no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building; (iv) Architect has delivered to FLUC a "Certificate of Substantial Completion", in the form of AIA Document G704, certifying that the construction of the Improvements in the Suite 100 Expansion Premises has been substantially completed; (v) Tenant has delivered to FLUC a "close-out package" in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); (vi) Tenant has delivered to FLUC a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Suite 100 Expansion Premises; (vii) all of the Tenant Deliverables set forth in Sections 2 and 3 of Schedule 1, (i.e., the “Ongoing During Construction” and “Prior to Release of Any Funds” categories of Tenant Deliverables, respectively); and (viii) Tenant has delivered all other information reasonably requested by FLUC. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, FLUC shall deliver a check to Tenant for the amount of the Improvement Allowance (or so much thereof as Tenant is entitled to). FLUC's payment of such amounts shall not be deemed FLUC's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2      Intentionally Omitted.
2.2.2.3      Other Terms. FLUC shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed FLUC's property under the terms of the Plaza Lease, as amended.
2.3    Building Standards. FLUC has established or may establish, as set forth below, specifications for certain Building standard components to be used in the construction of the Improvements in the Suite 100 Expansion Premises. The quality of Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that FLUC may, at FLUC's option, require the Improvements to comply with certain Building standards as set forth below. FLUC may make reasonable, nondiscriminatory (vis-à-vis Tenant) written changes to said specifications for Building standards from time to time. Removal requirements regarding the Improvements are addressed in Section 11(b) and Article 24 of the Plaza Lease.
SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant shall retain JPC Architects, Gensler, or such other architect as FLUC and Tenant shall mutually and reasonably agree upon (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. The Contractor (as that term is defined in Section 4.1 of this Work Letter) shall provide design-build services from qualified, FLUC-approved mechanical, electrical, plumbing, HVAC, lifesafety and fire protection contractors for the preparation of plans and engineering working drawings related to the Improvements. Should Tenant choose to prepare fully engineered drawings in-lieu of the design-build approach described above, then Tenant shall retain an engineer reasonably and mutually agreed upon by Landlord and Tenant (the "Engineer") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Suite 100 Expansion Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with an industry standard drawing format and industry standard specifications, and shall be subject to FLUC's approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and FLUC shall have no responsibility in connection therewith. FLUC's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply FLUC's review of the same, or obligate FLUC to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by FLUC or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by FLUC or FLUC's space planner, architect, engineers, and consultants, FLUC shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in the Plaza Lease shall specifically apply to the Construction Drawings.
3.2    Final Space Plan. Tenant shall supply FLUC with e-mail copies signed by Tenant of its final space plan, along with other renderings or illustrations reasonably required by FLUC, to allow FLUC to understand Tenant's design intent, for the Suite 100 Expansion Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to FLUC via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. FLUC may request clarification or more specific drawings for special use items not included in the Final Space Plan. FLUC shall advise Tenant within five (5) business days after FLUC's receipt of the Final Space Plan for the Suite 100 Expansion Premises if the same is unsatisfactory or incomplete in any respect, FLUC’s approval of the Final Space Plan not to be unreasonably withheld, conditioned or delayed. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised, and FLUC and Tenant shall use good faith and commercially reasonable efforts to have the Final Space Plan approved.
3.3    Final Working Drawings. After the Final Space Plan has been approved by FLUC, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Suite 100 Expansion Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by FLUC and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Suite 100 Expansion Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to FLUC for FLUC's approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall supply FLUC with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to FLUC via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. FLUC shall advise Tenant within ten (10) business days after FLUC's receipt of the Final Working Drawings for the Suite 100 Expansion Premises if the same is unsatisfactory or incomplete in any respect, FLUC’s approval of the Final Working Drawings not to be unreasonably withheld, conditioned or delayed. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review, and FLUC and Tenant shall use good faith and commercially reasonable efforts to have the Final Working Drawings approved. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Improvements), and if FLUC in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof. Tenant shall pay all direct architectural and/or engineering fees in connection therewith.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by FLUC (the "Approved Working Drawings") prior to the commencement of construction of the Suite 100 Expansion Premises by Tenant. After approval by FLUC of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither FLUC nor FLUC's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Suite 100 Expansion Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that FLUC shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of FLUC, which consent may not be unreasonably withheld.
3.5    Electronic Approvals. Notwithstanding any provision to the contrary contained in the Plaza Lease or this Work Letter, FLUC may, in FLUC's sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant's representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in the Plaza Lease.
SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1    Tenant's Selection of Contractors.
4.1.1    The Contractor. A general contractor shall be retained by Tenant to construct the Improvements. Such general contractor ("Contractor") shall be selected by Tenant the following list of contractors: Foushee & Associates, HST Construction, Shuchart, GLY, Lease Crutcher Lewis, Howard S. Wright or such other contractor as FLUC and Tenant shall mutually and reasonably agree upon, and Tenant shall deliver to FLUC notice of its selection of the Contractor upon such selection.
4.1.2    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by FLUC, which approval shall not be unreasonably withheld, conditioned or delayed. If FLUC does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for FLUC's written approval.
4.2    Construction of Improvements by Tenant's Agents.
4.2.1    Construction Contract; Cost Budget. Tenant shall engage the Contractor under a contract which shall satisfy FLUC's indemnification and insurance requirements (collectively, the "Contract"). Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide FLUC with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Tenant is responsible, at its sole cost and expense, for the payment of all the Final Costs and any other costs and expenses associated with the design and construction of the Improvements (subject to Landlord's disbursement of the Improvement Allowance following the completion of the Improvements, pursuant to Section 2 above), Tenant shall continue to provide FLUC with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Work Letter, above, for FLUC's approval, prior to Tenant paying such costs.
4.2.2    Tenant's Agents.
4.2.2.1      FLUC's General Conditions for Tenant's Agents and Improvement Work. Tenant's and Tenant's Agent's construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict material accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all reasonable rules made by FLUC's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Improvements. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to FLUC in an amount equal to the product of (i) three percent (3%), and (ii) the Improvement Allowance, which Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.
4.2.2.2      Indemnity. Tenant's indemnity of FLUC as set forth in the Plaza Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Improvements and/or Tenant's disapproval of all or any portion of any request for payment in violation of the terms of this Work Letter. Such indemnity by Tenant, as set forth in the Plaza Lease, shall also apply, except to the extent arising from the gross negligence or willful misconduct of FLUC, with respect to any and all costs, losses, damages, injuries and liabilities related in any way to FLUC's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Suite 100 Expansion Premises.

4.2.2.3      Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of FLUC that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii)  the Suite 100 Expansion Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both FLUC and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to use commercially reasonable efforts to cooperate with FLUC to effect such right of direct enforcement.
4.2.2.4      Insurance Requirements.
4.2.2.4.1  General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Plaza Lease.
4.2.2.4.2  Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by FLUC covering the construction of the Improvements, and such other insurance as FLUC may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to the Plaza Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by FLUC including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Plaza Lease, as amended.
4.2.2.4.3  General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to FLUC before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give FLUC thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause, except to the extent arising from the gross negligence or willful misconduct of FLUC, during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by FLUC, except for any Products and Completed Operation Coverage insurance required by FLUC, which is to be maintained for ten (10) years following completion of the work and acceptance by FLUC and Tenant. All policies carried under this Section 4.2.2.4 shall insure FLUC and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of FLUC by Tenant under Section 4.2.2.2 of this Work Letter. FLUC may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to FLUC in an amount sufficient to ensure the lien-free completion of the Improvements and naming FLUC as a co-obligee.
4.2.3    Governmental Compliance. The Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association

(formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
4.2.4    Inspection by FLUC. FLUC shall have the right to inspect the Improvements at all times, provided however, that FLUC's failure to inspect the Improvements shall in no event constitute a waiver of any of FLUC's rights hereunder nor shall FLUC's inspection of the Improvements constitute FLUC's approval of the same. Should FLUC disapprove any portion of the Improvements, FLUC shall notify Tenant in writing of such disapproval and shall specify the items disapproved and the basis therefor. Any defects or material deviations in, the Improvements shall be rectified by Tenant at no expense to FLUC, provided however, that in the event a defect or deviation exists in connection with any portion of the Improvements and such defect or deviation might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, FLUC may, following written notice to Tenant and expiration of a ten (10) day cure period, take such action as FLUC deems necessary, at Tenant's expense and without incurring any liability on FLUC's part, to correct any such defect and/or deviation, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect and/or deviation is corrected to FLUC's satisfaction.
4.2.5    Meetings. Commencing upon the execution of this Amendment, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location reasonably approved by FLUC and Tenant, and FLUC and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon FLUC's request, certain of Tenant's Agents shall attend such meetings. One such meeting each month shall include the review of Contractor's current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) business days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with applicable laws, and shall furnish a copy thereof to FLUC upon such recordation. If Tenant fails to do so, FLUC may execute and file the same as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Plaza Lease, and (C) to deliver to FLUC two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Suite 100 Expansion Premises, and (ii) Tenant shall deliver to FLUC a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Suite 100 Expansion Premises.
SECTION 5

MISCELLANEOUS
5.1    Tenant's Representative. Tenant has designated Mike Ross as its sole representative with respect to the matters set forth in this Work Letter (whose e-mail address for the purposes of this Work Letter is mross@tableau.com and phone number is (206) 634-7465, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.
5.2    FLUC's Representative. FLUC has designated Garrett Billings (whose e-mail addresses for the purposes of this Work Letter is gbillings@kilroyrealty.com and whose phone number is (425) 990-7124) as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall each have full authority and responsibility to act on behalf of the FLUC as required in this Work Letter.
5.3    Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by FLUC pursuant to the terms of this Work Letter, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by FLUC pursuant to the terms of this Work Letter.

5.4    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Plaza Lease or this Work Letter, if any economic or material non-economic default by Tenant under the Plaza Lease or this Work Letter occurs at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to FLUC pursuant to the Plaza Lease, FLUC shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or FLUC may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of FLUC under the terms of the Plaza Lease and this Work Letter shall be tolled until such time as such default is cured pursuant to the terms of the Plaza Lease.

SCHEDULE 1
LIST OF TENANT DELIVERABLES
1.    Prior to Start of Construction
1.1.    Approved and Permitted Construction Drawings
1.2.    Approved Subcontractors List
1.3.    Copies of all Contracts with Contractor
1.4.    Construction Schedule
1.5.    Copies of Permits for Improvements
2.    Ongoing During Construction
2.1.    Budget and Schedule Revisions as they occur.
2.2.    Change Orders as they occur.
2.3.    Plan Revisions as they occur.
2.4.    Monthly Applications of Payment w/reciprocal releases when received
2.5.    Monthly Architects Field Report or Equivalent.
2.6.    Monthly 4-week look ahead schedule.
2.7.    Weekly meeting minutes
2.8.    Permit sign off card when received
2.9.    Temporary certificate of occupancy/certificate of occupancy when received
3.    Prior to Release of Any Funds
3.1.    Space Plans
3.2.    Construction Drawings
3.3.    Project Budget
3.4.    Project Schedule
3.5.    Pay applications as above
4.    Prior to Release of Final Payment
4.1.    Signed off Inspection Card or Equivalent temporary certificate of occupancy
4.2.    Architects Certificate of Substantial Completion
4.3.    Final Contractor Pay Application indicating 100% complete, 90 % previous paid.
4.4.    Physical inspection of the premises by FLUC inspection team
4.5.    Unconditional Releases
4.6.    Final As Built
4.7.    Final Subcontractors List
4.8.    Warranties and Guarantees
4.9.    CAD Files

EXHIBIT C
FREMONT LAKE UNION CENTER

NOTICE OF LEASE TERM DATES

To:

Re:
Office Lease dated ____________, 20__ (as amended, the "Lease"), by and between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") for certain expansion premises, commonly known as Suite _______ and containing approximately _______________ rentable square feet of space (the "Expansion Premises"), located on the ______________ (____) floor of that certain office building located at 701 N. 34th Street, Seattle, Washington 98103 (the "Building").

Dear ______________________:
Pursuant to the terms of the Lease, this letter is to confirm and agree upon the following:

1.	Tenant has accepted the above-referenced Expansion Premises as being delivered in accordance with the Lease and to Tenant's knowledge there is no deficiency in construction.

2.	The Lease Term for the Expansion Premises shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.

3.	Monthly Base Rent for the Expansion Premises commenced to accrue on __________________, in the amount of ________________.

4.
If the _______ Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5.	Your rent checks under the Lease should be made payable to __________________ at ___________________.

6.	The rentable square feet of the Expansion Premises is ________________.

7.	Tenant's Share of Direct Expenses with respect to the Expansion Premises is ________% of the Project.

8.
Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein. Landlord and Tenant confirm that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect. Landlord and Tenant acknowledge and agree that to each party's actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition in the Lease.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.

"Landlord": a By: Its: By: Its:
Agreed to and Accepted as of ____________, 20__. "Tenant": a By: Its: By: Its: